UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): September 30, 2009
FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	000-49733	81-0331430

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street, Billings, MT	59116

(Address of principal executive offices)	(Zip Code)
(406) 255-5390

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 30, 2009, the Registrant announced that Lyle R. Knight, its President and Chief Executive Officer, will delay his retirement, previously scheduled to occur in early 2011, until March 31, 2012.
     Also on September 30, 2009, the Registrant announced that Gregory A. Duncan, age 54, was appointed as its Chief Operating Officer. Mr. Duncan has been an Executive Vice President and previously served as the Chief Banking Officer of the Registrant since May 2008. In addition, Mr. Duncan has served as a director of First Interstate Bank since June 2008. Prior to joining the Registrant’s management team, Mr. Duncan served as President and Chief Executive Officer of Susquehanna Bank PA since October 2005 and Executive Vice President of Susquehanna Bancshares, Inc. since 2000. The Registrant is not currently planning on replacing the Chief Banking Officer position.
     No material compensation awards, plans, contracts or arrangements, or modifications to existing compensation awards, plans, contracts or arrangements, were entered into in conjunction with the extension of Mr. Knight’s term as Chief Executive Officer or Mr. Duncan’s appointment as the Chief Operating Officer of the Registrant.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 2, 2009

FIRST INTERSTATE BANCSYSTEM, INC.
By:	/s/ LYLE R. KNIGHT
Lyle R. Knight
President and Chief Executive Officer